NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Public Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Names
Nancy H. Handel to Its Board of Directors

IRVINE and SAN JOSE, Calif. – November 23, 2005 – Broadcom Corporation (Nasdaq: BRCM) today announced the appointment of Nancy H. Handel to its Board of Directors.

Ms. Handel, 54, serves as Senior Vice President and Chief Financial Officer (CFO) of Applied Materials, Inc. (Nasdaq: AMAT), a major supplier of equipment and services to the global semiconductor industry. Named CFO in October 2004, she has been an executive with Applied Materials since 1985, serving in a variety of key financial leadership positions at the company, including four years as Deputy Chief Financial Officer, Corporate Controller and Principal Accounting Officer, and 13 years as Treasurer.

At Applied Materials, Ms. Handel has been responsible for various global functions, such as treasury, tax, new business development, corporate accounting, external financial reporting, financial aspects of Sarbanes-Oxley compliance, investor relations and operations finance, including product groups and regions worldwide. Prior to joining Applied Materials, she held financial management positions at Raychem Corporation, Crown Zellerbach Corporation and The Aviation Group.

In the Silicon Valley community, Ms. Handel has served in leadership positions in a number of organizations, including the Girl Scouts of Santa Clara County, where she was on the Board of Directors from 1991 to 2004, serving as Board President for the last six years of her service. She currently serves on the Board of the American Leadership Forum of Silicon Valley, a nonprofit organization that brings senior level leaders together to build philanthropy, public service and community in Silicon Valley.

Ms. Handel received a B.S. in Economics from Purdue University and an M.B.A. from The Ohio State University, and is a graduate of the Stanford Executive Program.

“Nancy has built an excellent reputation in the high tech industry for her executive leadership in finance at a major global company,” said Scott A. McGregor, Broadcom’s President and CEO. “With more than two decades of financial experience in leadership roles at Applied Materials and her understanding of the global semiconductor industry, she will be a major asset on our Board.”

Broadcom’s Board of Directors now has nine members, of which six are independent directors, including Ms. Handel and Maureen E. “Moe” Grzelakowski, whose appointment to the Board was announced November 17. The members of the Board include Mr. McGregor; Ms. Grzelakowski; Ms. Handel; Dr. Henry Samueli, Broadcom’s co-founder, Chairman and Chief Technical Officer; George L. Farinsky; John Major; Alan E. Ross; Robert E. Switz; and Werner F. Wolfen.

About Broadcom
Broadcom Corporation is a global leader in wired and wireless broadband communications semiconductors. Our products enable the convergence of high-speed data, high definition video, voice and audio at home, in the office and on the go. Broadcom provides manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices with the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with annual revenue of more than $2 billion. The company is headquartered in Irvine, Calif., with offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at 1-949-450-8700 or at www.broadcom.com.

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